EX-99.01-NEWS RELEASE

DataMEG Corp. Clarifies Erroneous NASD Non-Compliance Designation Monday

WASHINGTON, Dec. 8, 2003-- DataMEG Corp. (OTC Bulletin Board: DTMG - News) issued a statement today clarifying the non-compliance symbol "E" that has appeared next to the DTMG symbol through several on-line trading brokerage houses. The Company stated that this was caused through an administrative error at the NASD that occurred on December 4, 2003. The Company further stated that the error was immediately identified and corrected. The Company currently stands in full compliance and in good standing.

It appears that the on-line trading brokerage houses displaying the "E" designation have not corrected or updated their real-time data information; causing the "E" designation to be improperly displayed. The Company is advising the brokerage houses involved of their error and asking that they update their information. The Company has also asked NASD to correct the improper "E" designation which appeared on the www.NASDAQ.com website this morning.

For further information about this error contact the NASD-OTC Compliance Unit at 301-978-2100 and/or Rich Kaiser, Investor Relations, YES INTERNATIONAL, 800-631-8127.

Safe Harbor-Note: included in this release are forward-looking statements within the meaning of Section 27A of the securities Act of 1993, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those sections. Although the Company believes such expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations reflected in such forward-looking statements will prove correct. The Company's actual results could differ materially from those anticipated in the forward-looking statements as a result of certain internal and external factors.